                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.

                                                                     May 7, 1997


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of North American Technologies Group, Inc. (the "Company") which will be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, on Thursday, June 12, 1997 at 10:00 A.M. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

     At the Meeting, stockholders will be asked to elect two directors, to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors and to consider such other matters as may properly come before the Meeting or at any adjournment(s) thereof. These matters are discussed in greater detail in the accompanying Proxy Statement.

     Your Board of Directors recommends a vote FOR the election of directors and FOR the ratification of BDO Seidman, LLP as the Company's independent auditors.

     Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to sign, date and mail the enclosed proxy promptly.

     We wish to thank our stockholders for their participation and support.

                                                    Sincerely,

                                                    /s/ Tim B. Tarrillion

                                                    Tim B. Tarrillion
                                                    Chairman of the Board
                                                    and Chief Executive Officer

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 12, 1997


                                                                     May 7, 1997

To the Stockholders of NORTH AMERICAN TECHNOLOGIES GROUP, INC.:

     The Annual Meeting of Stockholders (the "Meeting") of North American Technologies Group, Inc. (the "Company") will be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, on Thursday, June 12, 1997, at 10:00 A.M. for the following purposes:

     (1)  to elect two directors;
     (2) to ratify the appointment of BDO Seidman, LLP as independent auditors for the Company; and
     (3) to transact such other business as may properly come before the Meeting and at any adjournment(s) thereof.

     A copy of the Annual Report for the fiscal year ended December 31, 1996 is enclosed for your information.

     Only stockholders of record as of the close of business on May 5, 1997 will be entitled to vote at the Meeting and any adjournment or adjournments thereof.

     Enclosed is a Proxy Statement, a form of proxy and an addressed return envelope. All stockholders, whether or not they expect to be present at the Meeting, are requested to date and sign the proxy and return it in the enclosed envelope promptly. The return of the proxy will not affect your right to vote if you attend the Meeting.


                                         By Order of the Board of Directors,

                                         /s/ David M. Daniels
                                         David M. Daniels
                                         Secretary

                             YOUR VOTE IS IMPORTANT
                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                  RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.

                                PROXY STATEMENT


SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of North American Technologies Group, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company on June 12, 1997 and at any adjournment or adjournments of the meeting (the "Meeting") for the purposes described in the foregoing notice of Meeting. Proxies which are validly executed by stockholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, a proxy will be voted FOR the election of the two nominees proposed for election as directors, FOR the ratification of BDO Seidman, LLP as the Company's independent auditors and in the discretion of the persons named in the proxy, if granted, on all other matters presented to the Meeting.

     The execution of a proxy will not affect a stockholder's right to attend the Meeting and vote in person. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company a written notice of revocation or a proxy bearing a later date or by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

     The securities entitled to vote at the Meeting consist of the Company's shares of Common Stock, Cumulative Convertible Preferred Stock, Series F (the "Series F Shares"), and Cumulative Convertible Preferred Stock, Series G, Subseries I (the "Series G Shares"). The numbers of outstanding shares of Common Stock, Series F Shares and Series G Shares at the close of business on May 5, 1997 were 28,102,618, 101,404 and 16,400, respectively. Each share of Common Stock is entitled to one vote, and each Series F Share and Series G Share is entitled to 100 votes. Nominees receiving a plurality of the votes cast, with the Common Stock, Series F Shares and Series G Shares, voting together as a single class, will be elected as directors. Only holders of record at the close of business on May 5, 1997 will be entitled to vote at the Meeting. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but neither will be counted in the election of directors or in the voting on the ratification of the Company's independent auditors, as described herein.

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material. The mailing address of the Company's executive office is 4710 Bellaire Boulevard, Suite 301, Bellaire, Texas 77401. The approximate date on which this Proxy Statement and the form of proxy was first mailed or given to stockholders was May 7, 1997.

PROPOSAL 1 - ELECTION OF DIRECTORS
----------

Nominees for Consideration at the Meeting
-----------------------------------------

     David M. Daniels and Edwin H. Knight have been nominated by the Board of Directors to serve as directors of the Company until the 2000 Annual Meeting of Stockholders. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the nominees of the Board of Directors. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by management. It is not expected that any nominee will be unable or will decline to serve as a director. Vacancies in the Board of Directors may be filled by the Board of Directors (except that vacancies caused by the resignation or removal of nominees of holders of the Series F Shares and Series G Shares shall be filled by persons selected by such holders) and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen.


Directors Whose Terms                                             Year in Which
Expire at the 2000                                                Service as a
Annual Meeting               Principal Occupation                 Director Began
--------------------------------------------------------------------------------
David M. Daniels, 40         Executive Vice President and              1994
                             Secretary of the Company;
                             President of Industrial Pipe
                             Fittings, Inc.

Edwin H. Knight, 44          General Manager,                          1996
                             Harrison Interests, Ltd.
--------------------------------------------------------------------------------

DAVID M. DANIELS

     Mr. Daniels joined the Company in July 1994, after working with the Company as a consultant for several years. Mr. Daniels served as Vice President of Corporate Development from 1993 to 1994, Vice President of Finance from 1994 to 1995, and Senior Vice President and Chief Operating Officer from January 1995 to June 1995. He currently holds the positions of Executive Vice President and Secretary. Mr. Daniels also serves as President of Industrial Pipe Fittings, Inc. ("IPF") (1993 to present). Prior to his current position with the Company, Mr. Daniels was employed by Dean Witter Reynolds for ten years, of which he held the position of Vice President for eight years. Mr. Daniels holds a Bachelor's Degree in Finance from the University of Houston, as well as an Associate Degree from Georgia Military Academy.

EDWIN H. KNIGHT

     Mr. Knight was elected to the Board of Directors in 1996. Mr. Knight manages Harrison Interests, Ltd., a privately held Texas limited partnership whose lines of business are oil and gas exploration and production, real estate and cattle ranching. He has managed Harrison Interests, Ltd. for thirteen years and holds a Bachelor's Degree from Louisiana State University and is a certified public accountant.

Other Members of the Board of Directors
---------------------------------------

     The following is an identification and business experience of the Company's directors who are not being voted upon at the Meeting.


Directors Whose Terms                                             Year in Which
Expire at the 1998                                                Service as a
Annual Meeting               Principal Occupation                 Director Began
--------------------------------------------------------------------------------
Donovan W. Boyd, 44          Senior Vice President and Chief           1995
                             Operating Officer of the Company

Mark E. Leyerle, 32          Principal, CCG Venture Partners,          1996
                             LLC

Henry W. Sullivan, 57        Vice President of Product                 1997
                             Development of the Company;
                             President of GAIA Technologies,
                             Inc.
--------------------------------------------------------------------------------

DONOVAN W. BOYD

     Mr. Boyd joined the Company as Senior Vice President in April 1995, and was appointed Chief Operating Officer in July 1995. Prior to his position with the Company, Mr. Boyd was Vice President of Sales and Marketing (1994 to 1995) and Regional Vice President (1993 to 1994) for the Industrial Services division of Rust International. Before Rust, Mr. Boyd was a Regional Vice President with EnClean, Inc. (1991 to 1993). He holds a Bachelor's Degree in Chemical Engineering from Tulane University and an MBA from Harvard University.

MARK E. LEYERLE

     Mr. Leyerle was elected to the Board of Directors in 1996. Mr. Leyerle is a principal of CCG Venture Partners, LLC, a private investment firm. Prior to his current position, Mr. Leyerle was an investment banker at Simmons & Co. International, where he advised oilfield service and equipment companies, and a commercial banker with Texas Commerce Bancshares. He holds a BBA degree from Baylor University and an MBA from Harvard University.

HENRY W. SULLIVAN

     Dr. Sullivan was elected to the Board of Directors in April 1997. Dr. Sullivan became Vice President of Product Development of the Company in July 1996, and, after the Company bought GAIA Technologies, Inc. ("GAIA") in December 1995, the President of GAIA in January 1996. Prior to holding these positions, Dr. Sullivan was the President and Chief Executive Officer of GAIA (1991 to
1995). He holds a Bachelor's degree in Chemical Engineering from Cooper Union and Master's and Ph.D. degrees in Chemical Engineering from New York University.


Directors Whose Terms                                             Year in Which
Expire at the 1999                                                Service as a
Annual Meeting               Principal Occupation                 Director Began
--------------------------------------------------------------------------------
Tim B. Tarrillion, 46        Chief Executive Officer and               1995
                             President of the Company

Douglas C. Williamson, 46    Senior Vice President                     1996
                             NationsBanc Capital Corporation

Robert H. Chaney, 38         Chairman and Chief Executive              1996
                             Officer, R. Chaney & Co.
--------------------------------------------------------------------------------

TIM B. TARRILLION

     Mr. Tarrillion became Chief Executive Officer, President and a Director of the Company on March 7, 1995. Mr. Tarrillion was most recently the President of EET, Inc. ("EET") (1993 to 1995). Prior to starting EET, Mr. Tarrillion was co-founder, President and Chief Operating Officer of EnClean, Inc. (1984 to 1993). EnClean provided industrial and environmental cleaning services to companies in the refining, petrochemical, steel, paper and utility industries, and was acquired by Rust International in 1993. Mr. Tarrillion holds an MBA from Harvard University and a Master's Degree and Bachelor's Degree in Chemical Engineering from Rice University. Mr. Tarrillion received the 1991 Merrill Lynch, Inc. Magazine's Entrepreneurial award for the Houston area in connection with his role in building EnClean from $1 million in sales in 1984 to more than $100 million in 1992.

DOUGLAS C. WILLIAMSON

     Mr. Williamson was elected to the Board of Directors in 1996. Mr. Williamson is a Senior Vice President of NationsBanc Capital Corporation ("NBCC"), a position he has held since 1989. In this position, Mr. Williamson manages venture capital investments. Mr. Williamson earned his MBA from Columbia University and his Bachelor's Degree from Denison University.

ROBERT H. CHANEY

     Mr. Chaney was elected to the Board of Directors in 1996. Mr. Chaney currently holds the positions of Chairman and Chief Executive Officer of R. Chaney and Co., an investment management firm, a position he has held since 1993. Prior thereto, Mr. Chaney was the President and Chief Executive Officer of Paramount Petroleum Company.

BOARD MEETINGS AND COMMITTEES
-----------------------------

     There are currently eight members of the Board of Directors. During the fiscal year ended December 31, 1996, there were four meetings of the Board and nine actions by unanimous consent. All directors attended in 1996 at least 75% of the meetings of the Board and committees of which they were a member.

     In late 1996, the Board of Directors decided to establish three standing committees to allow the Board to focus specific attention of critical areas of
the Board's management and monitoring of the Company's activities.   From time
to time, the committees will make recommendations to the Board as necessary. The three committees that were established and the current Board members assigned to the committees are as follows:

     Financial Audit:
                    Edwin H. Knight
                    Mark E. Leyerle
                    Donovan W. Boyd

     Merger and Acquisition Review:
                    Tim B. Tarrillion
                    David M. Daniels
                    Henry W. Sullivan

     Compensation:
                    Robert H. Chaney
                    Douglas C. Williamson

     The purpose of the Financial Audit Committee is to oversee the financial reporting procedures of the Company, ensure adequate financial and internal controls, review the scope of the Company's annual audit, and recommend the selection of independent auditors. The primary responsibilities of this committee include: meeting with the Company's Chief Financial Officer on a quarterly basis to review the adequacy of quarterly and annual SEC filings, reviewing in consultation with the independent auditors their reports of audit and accompanying management letters, reviewing the financial statements, financial controls, internal controls and accounting practices of the Company, evaluating the performance and cost of the Company's independent auditors and recommending to the Board of Directors the selection of the next year's auditors, and monitoring compliance by the Company's management and employees with major company policies and financial controls. The membership of this committee is designed to include a minimum of three directors. The Company's Chief Financial Officer serves as an ex-officio member of the committee and attends all meetings except the annual review of the Company's financial controls and accounting procedures with the Company's independent auditors. Regular meetings of the committee are held once per quarter just prior to the regularly scheduled Board meetings. The Audit committee met once during 1996.

     The purpose of the Merger and Acquisition Review Committee is to monitor and review the Company's policies and strategies regarding mergers and acquisitions, and review the structure and terms of acquisitions proposed and negotiated by the Company's senior management. The primary responsibilities of this committee include: establishing key criteria for the Company's acquisition strategy, advising management in recommended structure and terms for proposed acquisitions, reviewing proposed acquisitions and making recommendations to the Board of Directors for approval or rejection of proposals, monitoring the assimilation of completed acquisitions into the Company and making recommendations to management for improvements when needed, and establishing policies and procedures for merger and tender offers received by the Company. Meetings are held as needed to meet the schedule of proposed acquisitions. No meetings of this committee were held in 1996.

     The purpose of the Compensation Committee is to recommend compensation policies for Company's senior management and to establish and administer the Company's stock-based compensation plans and employee stock purchase plan. The primary responsibilities of this committee include: reviewing all new employment agreements with senior management and key employees of the Company, establishing criteria for annual incentive bonus plans for the Company and senior management (in concert with the recommendations of the Company's Chief Executive Officer) and recommending amounts and payment of annual bonuses earned in accordance with those criteria, recommending the issuance of incentive stock options to key management personnel, assisting with and reviewing the establishment of an employee stock option plan and director stock option plan when and if requested by the Board of Directors, and monitoring and reviewing the Company's compensation policies for all employees. Member ship of this Committee is designed to include at least two outside (non-employee) directors. This committee will meet at least once per year beginning in 1997 to establish annual bonus plans and criteria for each new fiscal year.

The directors of the Company receive no fees or other compensation in connection with their services as directors.

AGREEMENTS WITH HOLDERS OF PREFERRED STOCK
------------------------------------------

     Pursuant to agreements relating to the purchase of the Series F Shares and Series G Shares (the "Purchase Agreements") between the Company, NBCC and certain other investors (collectively, with NBCC, the "Investors"), the Company has agreed to nominate to the Board of Directors, for as long as the Series F Shares and Series G Shares are owned by the Investors or permitted assignees or permitted transferees, (i) four (4) members designated by the holders of a majority in interest of the Series F Shares and Series G Shares, at least one
(1) of which shall be designated by NBCC so long as NBCC owns at least fifty percent (50%) of the Series F Shares and Series G Shares, taken together as a group, (ii) four (4) members designated by the holders of Common Stock and (iii) one (1) member designated jointly by the holders of the Common Stock and the holders of a majority in interest of the Series F Shares and Series G Shares. The requisite holders of the Series F Shares and Series G Shares have agreed, for so long as the number of Directors constituting the Board shall be eight, that there will be no jointly nominated director. If the Company shall breach any of the covenants or obligations set forth in the Purchase Agreements and such breach remains uncured, the holders of a majority in interest of the Series F Shares and Series G Shares shall be entitled then and thereafter to nominate and elect a majority of directors to the Company's Board of Directors, at least two (2) of which shall be designees of NBCC. Pursuant to the Purchase Agreements, the Investors' nominees are: Douglas C. Williamson, Robert H. Chaney, Mark E. Leyerle and Edwin H. Knight, with only Mr. Knight's term to expire at the 1997 Annual Meeting.

CHANGES IN CONTROL
------------------

     If the Company were to breach any of its covenants or obligations set forth in the Purchase Agreements and such breach were to remain uncured, the holders of a majority in interest of the Series F Shares and Series G Shares would be entitled then and thereafter to nominate and elect a majority of directors to the Company's Board of Directors, at least two (2) of which shall be designees of NBCC.

EXECUTIVE COMPENSATION
----------------------

     The following table sets forth a summary of the compensation paid or accrued for the years 1994 through 1996 by the Company to or for the benefit of the named executive officers.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                            Long Term Compensation
                                                                                     ----------------------------------
                                                 Annual Compensation                   Awards                  Payouts
                                         --------------------------------------      ----------              ----------
                                                                       Other
Name                                                                   Annual        Restricted    Stock                   All Other
and                                                                    Compen-       Stock         Options/   LTIP         Compen-
Principal Position           Year(s)     Salary($)     Bonus($)        sation($)     Award(s)($)   SARS (#)   Payouts($)   sation($)
------------------           -------     ---------     --------       ----------     -----------   ---------  ---------    ---------
Tim B.                       1996          185,903        -                              -                        -         5,940(3)
Tarrillion(2)                1995          146,537        -           25,000(4)          -       500,000          -
Chief Executive              1994             -           -                -             -          -             -            -
Officer,                                                                                                                       -
President and
Director

Donovan W.                   1996          139,178        -                 -            -           -            -         3,543(3)
Boyd                         1995           98,655(5)     -                 -            -       300,000          -        26,417(6)
Senior Vice                  1994             -           -                 -            -           -            -            -
President, COO

David M.                     1996          137,928        -                 -            -           -            -         2,654(3)
Daniels(7)                   1995          130,529        _                 -            -       200,000          -            -
Executive Vice               1994          125,000        -                 -            -       300,000          -            -
President,
Secretary and
Director

Judith K.                    1996          122,602        -                 -            -          -             -         2,662(3)
Shields                      1995           92,308(8)     -                 -            -       300,000          -            -
Senior Vice                  1994             -           -                 -            -          -             -            -
President-
Finance, CFO
and Treasurer

---------------------------

(1)  Based upon the fiscal years ended December 31, 1996, 1995 and 1994.
(2) Mr. Tarrillion became Chief Executive Officer, President and a Director of the Company on March 7, 1995.
(3) Represents life insurance premiums paid by the Company on policies on the executives' lives and matching contributions to the Company's 401K plan.
(4) Payments received in January and February 1995 as a consultant to the Company.
(5)  Mr. Boyd's employment began on April 1, 1995.
(6)  Payments made to relocate Mr. Boyd to Houston, Texas.
(7) Mr. Daniels became a Director during August 1994 and became an Executive Vice President, and Secretary of the Company during January 1995.
(8)  Ms. Shield's employment began on March 20, 1995.

                                 STOCK OPTIONS

     During the 1996 fiscal year, the Company did not grant any stock options to any of the named executive officers. No stock appreciation rights have been granted to employees. The following table sets forth for each of the named executive officers information regarding stock options exercised by such officers during the 1996 fiscal year, together with the number and value of stock options held at 1996 fiscal year-end, each on an aggregated basis.



Aggregated Option Exercises in the 1996 Fiscal Year
and Fiscal Year-End Option Value
                                                                      Value of
                                                                    Unexercised
                                                   Number of        In-the-Money
                                                  Unexercised    ------------------
                                                  Options at         Options at
                        Number of               Fiscal Year-End  Fiscal Year-End(1)
                         Shares                 ---------------  ------------------
                        Acquired       Value     Exercisable/       Exercisable/
Name                   on Exercise    Realized   Unexercisable     Unexercisable
----                  -------------   --------   -------------     -------------
Tim B. Tarrillion          --            --     200,000/300,000         --
David M. Daniels           --            --     230,000/270,000         --
Donovan W. Boyd            --            --     150,000/150,000         --
Judith K. Shields          --            --     150,000/150,000         --
Henry W. Sullivan          --            --      50,000/150,000         --
----------

(1) Market value of underlying securities at year-end ($.56), minus the exercise price.

     In February 1997, the Compensation Committee of the Board of Directors initiated discussions concerning the repricing of stock options granted to certain members of the management of the Company between February 1995 and September 1996 at exercise prices of $2.50 per share and terms of nine years (the "Repriced Options"). It is anticipated that those members of the management of the Company who would agree to forego any right to receive a cash bonus or salary increase of any kind, whether based on performance or otherwise, during 1997 would be entitled to exercise their Repriced Options at $1.00 per share. The remaining terms of the Repriced Options would not be changed. As of the date of this Proxy Statement, the Compensation Committee has not made a specific recommendation to the Board of Directors regarding this matter.

EMPLOYMENT AGREEMENTS
---------------------

     In February 1995, the Company entered into employment agreements with Tim
B. Tarrillion as Chief Executive Officer and President, Donovan W. Boyd as Senior Vice President, David M. Daniels as Executive Vice President and Secretary, and Judith Knight Shields as Senior Vice President - Finance, Chief Financial Officer and Treasurer. Mr. Tarrillion's employment agreement provides for a base salary of $180,000, plus bonuses and cost of living increases, and stock options to purchase 500,000 shares of the Company's Common Stock which vest over four years commencing on March 31, 1996. His agreement has a term of five years.

     Mr. Boyd's employment agreement provides for a base salary of $135,000, plus bonuses and cost of living increases, as well as options to purchase 300,000 shares of the Company's Common Stock which vest over a period of four years commencing March 31, 1996. His agreement has a term of five years.

     Mr. Daniels' employment agreement provides for a base salary of $135,000, plus bonuses and cost of living increases, as well as options to purchase 200,000 shares of the Company's Common Stock which vest over a period of four years commencing March 31, 1996. His agreement has a term of five years.

     Ms. Shields' employment agreement provides for a base salary of $120,000, plus bonuses and cost of living increases, as well as options to purchase 300,000 shares of the Company's Common Stock which vest over a period of four years, commencing on March 31, 1996. Her agreement is for a term of five years.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the securities holdings of all persons which the Company, by virtue of filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than 5% of the Company's outstanding Common Stock and Preferred Stock as of May 5, 1997.

                                  COMMON STOCK

                                        Amount and Nature
                                          of Beneficial     Percentage
Name and Address of Beneficial Owner        Ownership       of Class(1)
--------------------------------------  -----------------  -------------

NationsBanc                                    13,534,004        32.5%
Capital Corporation(2)
901 Main Street
66th Floor
Dallas, Texas 75202

Robert H. Chaney(3)                             3,383,501        10.8%
R. Chaney & Partners, 1993 L.P.
909 Fannin, Suite 1275
Two Houston Center
Houston, Texas 77010-1006

The CCG Charitable                              2,030,101         6.7%
Remainder Unitrust #1(4)
14450 T.C. Jester Boulevard
Suite 170
Houston, Texas 77014

William T. Aldrich(5)                           1,791,667         6.4%
10406 Memorial Drive
Houston, Texas 77024

Henry W. Sullivan(6)                            1,737,667         6.2%
10814 Jaycee Lane
Houston, TX 77024
---------------------

(1) Calculated in accordance with the General Rules and Regulations of the Securities and Exchange Commission, and includes shares of Common Stock which can be acquired upon exercise of conversion of outstanding options, warrants or other convertible securities (such as the Series F Shares and Series G Shares) which are exercisable within sixty days of May 5, 1997.

(2) Includes 6,311,782 shares of Common Stock issuable upon conversion of the Series F Shares, 2,222,222 shares of Common Stock which may be issued upon conversion of the Series G Shares, and 5,000,000 shares of Common Stock which may be acquired upon exercise of Common Stock purchase warrants.

(3) Includes 1,577,946 shares of Common Stock issuable upon conversion of the Series F Shares, 555,555 shares of Common Stock which may be acquired upon conversion of the Series

     G Shares, and 1,250,000 shares of Common Stock which may be acquired upon exercise of Common Stock purchase warrants.

(4) Includes 946,768 shares of Common Stock issuable upon conversion of the Series F Shares, 333,333 shares of Common Stock which may be issued upon conversion of the Series G Shares, and 750,000 shares of Common Stock which may be acquired upon exercise of Common Stock purchase warrants.

(5) Mr. Aldrich is a former director of the Company who was employed by the Company through March 31, 1997. Mr. Aldrich is deemed the beneficial owner of 1,666,667 shares of Common Stock by virtue of his positions as a principal executive officer of Thor Ventures, L.C. ("Thor"), which owns 1,111,111 shares of Common Stock, and GAIA Holdings, Inc. ("GHI"), which owns 555,556 shares of Common Stock. By virtue of his personal and family holdings in Thor and GHI, Mr. Aldrich and his family have a direct pecuniary interest in 397,633 shares of Common Stock and disclaim beneficial ownership of all remaining shares. Also includes options to purchase 125,000 shares of Common Stock.

(6) Dr. Sullivan is deemed a beneficial owner of 1,666,667 shares of Common Stock by virtue of his positions as a principal executive officer of Thor, which owns 1,111,111 shares of Common Stock, and GHI, which owns 555,556 shares of Common Stock. Dr. Sullivan has a direct pecuniary interest in 527,889 shares of Common Stock and disclaims beneficial ownership of all remaining shares. Includes options to purchase 50,000 shares of Common Stock. Does not include options to purchase 150,000 shares of Common Stock that do not commence vesting until December 29, 1997.

                                SERIES F SHARES


                                         Amount and Nature
                                           of Beneficial      Percentage
Name and Address of Beneficial Owner         Ownership         of Class
--------------------------------------  --------------------  -----------
NationsBanc                                    54,913            54.1%
Capital Corporation
901 Main Street
66th Floor
Dallas, Texas 75202

Robert H. Chaney                               13,728            13.5%
R. Chaney & Partners, 1993 L.P.
909 Fannin, Suite 1275
Two Houston Center
Houston, Texas 77010-1006

The CCG Venture Partners, LLC                   8,237(1)          8.1%
14450 T.C. Jester Boulevard
Suite 170
Houston, Texas 77014

Harrison Interests, Ltd.                        5,491             5.4%
Texas Commerce Bank Bldg.
Suite 1900
Houston, Texas 77002
---------------------

(1) Registered in the name of The CCG Charitable Remainder Unitrust No. 1 for which CCG Venture Partners, LLC provides investment management services. CCG Venture Partners, LLC disclaims beneficial ownership of these shares.

                                SERIES G SHARES


                                         Amount and Nature
                                           of Beneficial      Percentage
Name and Address of Beneficial Owner         Ownership         of Class
--------------------------------------  --------------------  -----------
NationsBanc                                    10,000            61.0%
Capital Corporation
901 Main Street
66th Floor
Dallas, Texas 75202

Robert H. Chaney                                2,500            15.2%
R. Chaney & Partners, 1993 L.P.
909 Fannin, Suite 1275
Two Houston Center
Houston, Texas 77010-1006

The CCG Venture Partners, LLC                   1,500(1)          9.1%
14450 T.C. Jester Boulevard
Suite 170
Houston, Texas 77014

Harrison Interests, Ltd.                        1,000             6.1%
Texas Commerce Bank Bldg.
Suite 1900
Houston, Texas 77002

---------------------
(1) Registered in the name of The CCG Charitable Remainder Unitrust No. 1 for which CCG Venture Partners, LLC provides investment management services. CCG Venture Partners, LLC disclaims beneficial ownership of these shares.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                          BY DIRECTORS AND MANAGEMENT

     The following table sets forth the beneficial ownership of all of the Company's outstanding Common Stock as of such date by all officers and directors, individually and as a group.


                                         Amount and Nature
                                           of Beneficial     Percentage
Name and Address of Beneficial Owner         Ownership       of Class(1)
---------------------------------------  -----------------  -------------

Tim B. Tarrillion(2)                          981,630            3.5%
10102 Cedar Creek
Houston, Texas 77042

Donovan W. Boyd(3)                            201,959              *
4710 Bellaire Boulevard, Suite 301
Houston, Texas 77401

David M. Daniels(4)                         1,115,164            3.9%
5717 Hogue Street
Houston, Texas 77087

Robert H. Chaney(5)                         3,383,501           10.8%
R. Chaney & Partners, 1993 L.P.
909 Fannin, Suite 1275
Two Houston Center
Houston, Texas 77010

Mark E. Leyerle(6)                          2,030,101            6.7%
CCG Venture Partners, LLC
14450 T.C. Jester Boulevard
Suite 170
Houston, Texas 77014

Douglas C. Williamson(7)                         0                 -
NationsBanc Capital Corporation
901 Main Street
66th Floor
Dallas, Texas 75202




                                         Amount and Nature
                                           of Beneficial     Percentage
Name and Address of Beneficial Owner         Ownership       of Class(1)
---------------------------------------  -----------------  -------------

Edwin H. Knight(8)                               0                 -
Harrison Interests, Ltd.
707 Travis
Suite 1900
Houston, Texas 77002

Henry W. Sullivan(9)                        1,737,667            6.2%
10814 Jaycee Lane
Houston, TX 77024

Judith Knight Shields(10)                     217,500              *
4710 Bellaire Boulevard, Suite 301
Houston, Texas 77401

All officers and directors as a group       9,667,522           28.0%
(9) persons
---------------------

*    Less than 1%.

(1) Calculated in accordance with the General Rules and Regulations of the Securities and Exchange Commission, and includes shares of Common Stock which can be acquired upon exercise of conversion of outstanding options, warrants or other convertible securities (such as the Series F Shares and Series G Shares) which are exercisable within sixty days of May 5, 1997.

(2) Includes 530,500 shares of Common Stock and 50,000 common stock purchase warrants received by Mr. Tarrillion in conjunction with a merger transaction between the Company and EET in March 1995. Includes 91,130 shares owned through a profit sharing plan for the benefit of Mr. Tarrillion. Includes options to purchase 300,000 shares of Common Stock. Does not include options to purchase 200,000 shares which do not commence vesting until March 31, 1998. Also does not include 51,000 shares received by trusts on behalf of Mr. Tarrillion's minor children in connection with the EET merger which are held by an independent trustee as to which Mr. Tarrillion disclaims any beneficial ownership.

(3) Includes 1,959 shares of Common Stock owned through a profit sharing plan for the benefit of Mr. Boyd. Includes options to purchase 200,000 shares of Common Stock. Does not include options to purchase 100,000 shares which do not commence vesting until March 31, 1998.

(4) Includes 600,000 shares of Common Stock received by Mr. Daniels in conjunction with a merger transaction between the Company and IPF in June 1995. Includes 10,164 shares of Common Stock owned through a profit sharing plan for the benefit of Mr. Daniels. Includes options to purchase 340,000 shares of Common Stock. Does not include options to purchase

     60,000 shares which do not commence vesting until January 1, 1998 or options to purchase 100,000 shares that do not commence vesting until March 31, 1998.

(5) Includes 1,557,946 shares of Common Stock issuable upon conversion of shares of Series F Shares, 555,555 shares of Common Stock which may be issued upon conversion of the Series G Shares and 1,250,000 shares of Common Stock which may be acquired upon exercise of Common Stock purchase warrants.

(6) Includes 946,768 shares of Common Stock issuable to The CCG Charitable Remainder Unitrust No. 1 upon conversion of shares of the Series F Shares, 333,333 shares of Common Stock which may be issued upon conversion of the Series G Shares and 750,000 shares of Common Stock which may be acquired upon exercise of Common Stock purchase warrants. CCG Venture Partners, LLC provides investment management services to CCG Charitable Remainder Unitrust No. 1. Mr. Leyerle, a principal of CCG Venture Partners, LLC, disclaims any beneficial ownership of these shares.

(7) Does not include 6,311,782 shares of Common Stock issuable to NBCC upon conversion of the Series F Shares, 2,222,222 shares of Common Stock which may be issued upon conversion of the Series G Shares, and 5,000,000 shares of Common Stock which may be acquired by NBCC upon exercise of Common Stock purchase warrants.

(8) Does not include 631,178 shares of Common Stock issuable to Harrison Interests, Ltd. upon conversion of the Series F Shares, 222,222 shares of Common Stock which may be issued upon conversion of the Series G Shares and 500,000 shares of Common Stock which may be acquired by Harrison Interests, Ltd. upon exercise of Common Stock purchase warrants.

(9) Includes 555,556 shares of Common Stock owned by GHI and 1,111,111 shares of Common Stock owned by Thor. Dr. Sullivan, a principal executive officer of Thor and GHI, disclaims beneficial ownership of these shares. Dr. Sullivan has a direct pecuniary interest in 527,889 shares of Common Stock and disclaims beneficial ownership of all remaining shares. Includes options to purchase 50,000 shares of Common Stock. Does not include options to purchase 150,000 shares of Common Stock that do not commence vesting until December 29, 1997.

(10) Includes 10,000 shares received by Ms. Shields and her husband in connection with the merger transaction between the Company and EET in March 1995. Includes options to purchase 200,000 shares of Common Stock. Does not include options to purchase 100,000 shares that do not commence vesting until March 31, 1998.

Involvement in Certain Legal Proceedings
----------------------------------------

     To the best of the Company's knowledge, there have been no events under any state or federal bankruptcy laws, no criminal proceedings, no judgments, orders, decrees or injunctions entered against any officer or director, and no violations of federal or state securities or commodities laws material to the ability and integrity of any director or executive officer during the past five years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Agreement with John W. Parrott
-----------------------------------------

     Effective as of July 28, 1995, John W. Parrott terminated his employment agreement with the Company and entered into a consulting agreement (the "Consulting Agreement"). The Consulting Agreement provided that Mr. Parrott would provide advice to the Company with respect to the Company's transition in management and certain litigation and financing matters through December 31, 1995. In addition, the Company agreed to indemnify Mr. Parrott for any liabilities he may have as a result of his tenure as an officer of the Company, to the fullest extent permitted by law. Pursuant to the Consulting Agreement, Mr. Parrott received $15,000 a month through December 31, 1995 for his consulting services, and payments during 1996 in settlement of his five-year employment contract totaling $250,000.

Transactions with Directors, Officers and Certain Affiliates
------------------------------------------------------------

     In January 1996, Mr. Tarrillion loaned $250,000 to IPF under the terms of a promissory note. The note bears interest at 13% per annum, requires monthly payments of $5,700 and matures in January 1999. During 1996 IPF paid $28,158 in interest to Mr. Tarrillion in respect of this note. Proceeds from the note were used by IPF to purchase a machine for fabricating wyes, tees and els. The equipment purchased serves as collateral for the note.

     In June 1995, the Company acquired by merger IPF, a company owned by Mr. David Daniels, a director and officer of the Company and two other individuals who were subsequently hired by the Company. The Company issued 1,300,000 shares of the Company's Common Stock in conjunction with the merger, 600,000 of which were issued to Mr. Daniels. Mr. Daniels was also released from a personal guaranty of certain debts of IPF in the amount of $50,000. The Company also agreed to repay certain outstanding loans made by Mr. Daniels to IPF on or before December 31, 1995. The outstanding balance of such loans at December 31, 1995, was $120,000. Mr. Daniels was repaid the $120,000 by Mr. Tarrillion. IPF then executed a note in the amount of $120,000 due to Mr. Tarrillion. The note bears interest at twelve (12%) percent per annum, and is due January 31, 1998. The balance at December 31, 1996 was $120,000. During 1996 IPF paid $13,200 in interest to Mr. Tarrillion in respect of this note. Further, Mr. Daniels entered into an amendment to his existing employment agreement with the Company to serve as President of IPF.

     The Company has employment agreements with Messrs. Tarrillion, Boyd and Daniels, and Ms. Shields.

     The Company has granted certain options and warrants to directors and officers of the Company.

     The manufacturing facilities of IPF are owned by Mr. David Daniels, a director and officer of the Company. IPF occupies these facilities pursuant to a verbal lease agreement and pays rentals of $2,900 per month.

                                 VOTE REQUIRED

     A plurality of votes cast by holders of shares eligible to vote at the meeting is required to elect a nominee as a director.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                  THE TWO NOMINEES TO THE BOARD OF DIRECTORS

PROPOSAL 2 - RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS
----------

     BDO Seidman, LLP has audited the Company's financial statements since 1992. BDO Seidman, LLP has been selected by the Board of Directors and the Financial Audit Committee to serve as the independent auditors for the Company for the fiscal year ending December 31, 1997. Representatives of BDO Seidman, LLP are expected to be present at the Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

     The Board of Directors shall consider the selection of another accounting firm to serve as the Company's independent auditors in the event that the stockholders do not approve the selection of BDO Seidman, LLP as the Company's independent auditors.

                           VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares present in person or by proxy is required for ratification of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
        BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE
                               1997 FISCAL YEAR

                                 OTHER MATTERS

     The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the knowledge of the Company, each of the Company's directors, executive officers and 10% beneficial owners has complied with the requirements of Section 16(a) of the Securities and Exchange Act of 1934.

                            EXPENSES OF SOLICITATION

     The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.


                           1998 STOCKHOLDER PROPOSALS

     In order for stockholder proposals for the 1998 Annual Meeting of Stockholders to be eligible for inclusion in the Company's 1998 proxy statement, they must be received by the Company at its principal office in Bellaire, Texas on or before January 9, 1998.


                                      By Order of the Board of Directors

                                      /s/ Tim B. Tarrillion

                                      Tim B. Tarrillion
                                      Chairman of the Board and
                                      Chief Executive Officer
Dated: May 7, 1997

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Tim B. Tarrillion and Donovan W. Boyd as proxy with power to appoint a substitute and hereby authorizes either of them to represent and to vote all shares of Common Stock of North American Technologies Group, Inc. held of record by the undersigned on May 5, 1997 at the Annual Meeting of Stockholders of North American Technologies Group, Inc. to be held on June 12, 1997 and at any adjournments or postponements thereof, and to vote as directed on the reverse side of this form and, in their discretion, upon such other matters not specified as may come before said meeting.

ELECTION OF DIRECTORS

Nominees: David M. Daniels, Edwin H. Knight     Change of Address and Comments

                                                -------------------------------

                                                -------------------------------

                                                -------------------------------

                                                -------------------------------
                                                (If you have written in the
                                                above space, please mark the
                                                corresponding box on the
                                                reverse side of this form.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

   THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD

                                                                SEE REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THE RATIFICATION OF BDO SEIDMAN, LLP AS AUDITORS FOR NORTH AMERICAN TECHNOLOGIES GROUP, INC.

1. Proposal 1--Election of Directors

              FOR  [_]    WITHHELD  [_]    CHANGE OF ADDRESS  [_]
                                           Comments on Reverse Side
(See reverse)
For, except vote withheld from
the following nominee(s):

-----------------

-----------------

2. Proposal 2--Approval of the ratification of BDO Seidman, LLP as auditors for the Company.

                   FOR  [_]    AGAINST  [_]    ABSTAIN  [_]

                                              PLEASE SIGN, DATE AND RETURN
                                              YOUR PROXY PROMPTLY IN THE
                                              ENCLOSED ENVELOPE. NO POSTAGE
                                              REQUIRED IF MAILED IN THE UNITED
                                              STATES.

                                              SIGNATURE(S)
                                                         -----------------------

                                              ----------------------------------
                                                            DATE
                                              NOTE: PLEASE SIGN NAME(S)
                                              EXACTLY AS PRINTED HEREON. JOINT
                                              OWNERS SHOULD EACH SIGN. WHEN
                                              SIGNING AS ATTORNEY, EXECUTOR,
                                              ADMINISTRATOR, TRUSTEE OR
                                              GUARDIAN, PLEASE GIVE FULL TITLE
                                              AS SUCH.